Exhibit 99.1

RETIREMENT AGREEMENT

EXECUTION VERSION

October 1, 2012

BY HAND

John Burris

c/o Sourcefire, Inc.

9770 Patuxent Woods Drive

Columbia, Maryland 21046

Dear John:

Reference is made to that certain Employment Agreement dated July 14, 2008 (the “Original Employment Agreement” and together with the Amendment No. 1 thereto, dated March 31, 2011 (the “Amendment”), the “Employment Agreement”) between you and Sourcefire, Inc., a Delaware corporation (the “Company” and, together with its subsidiaries, affiliates and successors, “Sourcefire”). This letter agreement (this “Retirement Agreement”) describes the terms and conditions of your retirement from Sourcefire and confirms the arrangements relating to your separation of employment with the Company. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Employment Agreement.

1.	Status and Responsibilities

Effective as of the date of this Retirement Agreement (the “Retirement Date”), your employment as Chief Executive Officer of the Company will cease and you will relinquish all appointments and offices you hold with Sourcefire as well as any positions with any third party organizations in which you represent Sourcefire (collectively, your “Retirement”). Notwithstanding the foregoing, your Retirement will not affect your continued service on the Company’s Board of Directors (the “Board”), which three-year term is expected to continue until the 2014 Annual Meeting of the Stockholders of the Company, nor will it affect the continued vesting in unvested Stock Options as long as you remain on the Board in accordance with the terms of the Sourcefire, Inc. 2007 Stock incentive Plan (the “2007 Plan”).

2.	Payments and Benefits

Contingent upon your (i) timely signing and not revoking this Retirement Agreement, (ii) concurrent delivery of a valid general release of all claims against the Company in the form specified in the Employment Agreement (as modified to reflect the terms of this Retirement Agreement and attached hereto as Exhibit A (the “General Release”)) and (iii) continued compliance with the restrictive covenants set forth in Sections 9 and 10 of the Employment Agreement, you will be eligible to receive the payments and benefits described below:

a Attached hereto as Exhibit B is a schedule of all outstanding employee stock options previously granted to you by the Company as of the date hereof (“Stock Options”). The Stock Options shall continue to vest and be exercisable in accordance with the terms of the 2007 Plan and/or the option agreement or other award documentation governing such Stock Options.

Mr. John Burris

b Attached as Exhibit B is a schedule of all outstanding restricted stock and restricted stock unit awards previously granted to you by the Company as of the date hereof (the “Stock Awards”). Notwithstanding any provision of the Employment Agreement or any stock plan or agreement evidencing a Stock Award, the Stock Awards specified as “Accelerated” in the Stock Awards table (the “Accelerated Stock Awards”) represents the number of Stock Awards that shall become fully vested as of the Retirement Date and the Company shall deliver the shares specified as “To be Released” in the Stock Awards table to you in accordance with the terms of the 2007 Plan and/or the restricted stock award agreement or other award documentation governing such Stock Awards.

c Attached hereto as Exhibit C is the Endorsement Split Dollar Life Insurance Agreement (“Life Insurance Agreement”), dated October 1, 2012. This Life Insurance Agreement memorializes the agreement between you and the Company regarding the continuation of that certain split-dollar life insurance policy (policy number 56411736) dated July 1, 2008 (the “Policy”) (and each party’s rights and obligations with respect to the Policy) in connection with and following your retirement.

d You will be entitled to reimbursement for any unreimbursed business expenses properly incurred by you in accordance with Company policy on or prior to your Retirement Date, to be paid within thirty (30) days of your Retirement Date.

e You will be entitled to a cash payment of $44,699.55 as payment for your accrued but unused paid time off, to be paid within thirty (30) days of your Retirement Date.

Effective November 1, 2012, you and your eligible dependents will be eligible for continued health benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

3.	Miscellaneous

a Future Payments and Benefits. You acknowledge and agree that many of the payments and benefits specified above differ from and/or are greater than the payments and benefits you would otherwise be eligible to receive under your Employment Agreement and Sourcefire’s benefit plans, and you will not be eligible to receive any further compensation or incentives from Sourcefire with respect to your current or former

Mr. John Burris

employment except as specifically set forth in this Retirement Agreement or otherwise provided under the Indemnification Agreement between you and the Company, the indemnity provisions of the Company’s By-Laws and relevant director and officer and professional liability insurance policies.

b Transitional Services. You agree that from and after the Retirement Date you will make yourself available to the Company to provide reasonable cooperation and assistance to the Company with respect to areas and matters in which you were involved during your employment, and make yourself reasonably available to provide to the Company, if requested, information and counsel relating to ongoing matters of interest to the Company. The Company agrees to reimburse you for the actual out-of-pocket expenses incurred by you as a result of complying with this provision, subject to submission to the Company of documentation substantiating such expenses as the Company may require. For the avoidance of doubt, it is intended that you will “separate from service” within the meaning of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) upon your Retirement Date, and that any services you choose to provide the Company during this post-retirement period not exceed 20% of the average level of services you performed for the Company over the immediately preceding 36-month period measured from your Retirement Date. To the extent Section 409A is applicable to this Retirement Agreement, this Retirement Agreement is intended to be exempt from, but to the extent necessary, comply with, Section 409A. Notwithstanding the foregoing, you specifically acknowledge and agree that Sourcefire has made no representations to you regarding the tax consequences of any amounts received by you or for your benefit pursuant to this Retirement Agreement, that Sourcefire does not guarantee any particular tax treatment and that you are solely responsible for any taxes that you owe as a result of this Retirement Agreement.

c Revocation Period. The Accelerated Stock Awards may be sold or otherwise transferred only after the expiration of the seven (7) day revocation period (the “Revocation Period”) set forth in paragraph 9 of the General Release and only if the General Release has not been revoked during such Revocation Period.

d Continued Compliance. Notwithstanding your Retirement, you remain subject to that certain Employee Proprietary Information, Inventions, and Non-Competition Agreement (the “Non-Competition Agreement”), and your continued service on the Board of Directors necessitates your continued observance of the Company’s Stock Trading Compliance Policy.

e Entire Agreement; Amendment. Except for the Non-Competition Agreement, the Indemnification Agreement, the agreements related to the Stock Options listed on Exhibit B, the 2007 Plan, the agreements related to the Stock Awards listed on Exhibit B (as modified by Section 2(b) of this Retirement Agreement), the Life Insurance Agreement attached hereto as Exhibit C and the Employment Agreement (as modified by the following sentence), this Retirement Agreement and the General Release are the entire agreement between the parties hereto related to the subject matter hereof and thereof and

Mr. John Burris

supersede all prior agreements and understandings (including verbal agreements) between you and the Company. Sections 1 through 8.7 and Sections 11.3 and 11.12 of the Original Employment Agreement, and the Amendment, are hereby terminated and have no further force and effect; and the terms and conditions of Sections 9, 10 and 11 of the Original Employment Agreement (other than Section 11.3 and 11.12) are hereby incorporated by reference into and are part of this Retirement Agreement, with all references to “Executive” thereunder understood to be references to you. The Retirement Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

f Successors; Binding Agreement. This Retirement Agreement shall inure to the benefit of and be binding upon your and the Company’s personal or legal representatives, executors, administrators, successors, assigns, agents, affiliates, heirs, distributees, devisees and legatees. The Company shall require any successor to all or substantially all of the assets or business of the Company to agree to assume the Retirement Agreement.

By signing below, you acknowledge that you understand and voluntarily accept the arrangements described herein. You acknowledge and agree that you have had the opportunity to review this Retirement Agreement with an attorney, that you fully understand this Retirement Agreement, that you were not coerced into signing it, and that you signed it knowingly and voluntarily. You also acknowledge that you have not received any promise or inducement to sign this Retirement Agreement except as expressly set forth herein.

Very truly yours,

Sourcefire, Inc.

By: /s/ Todd P. Headley

Name: Todd Headley
Title: Chief Financial Officer

The undersigned agrees to and accepts the terms and provisions of the foregoing Retirement Agreement:

By: /s/ John C. Burris

Name: John Burris

Exhibit A

GENERAL RELEASE

This General Release (“Release”) is entered into as of October 1, 2012 (the “Execution Date”), by and between (“Executive”) and Sourcefire, Inc., a Delaware corporation, and its successors and assigns (the “Company”). Executive and the Company are sometimes collectively referred to as the “Parties”.

1.	Executive’s employment with the Company is terminated effective immediately (hereinafter “Termination Date”).

2.	In consideration for Executive’s execution of this Release and Executive’s promises and covenants contained herein and in that certain Retirement Agreement, dated October 1, 2012, between the Company and Executive (the “Retirement Agreement”), the Company agrees to deliver to Executive those payments and benefits set forth in Section 2 of the Retirement Agreement, on the terms and conditions described therein, after Executive executes this Release (the “Effective Date”).

3.	Executive and Executive’s agents and assigns (collectively, the “Releasors”) hereby waive, release and forever discharge the Company and its predecessors, subsidiaries and affiliates, and their respective officers, directors, stockholders, agents, attorneys, employees, successors or assigns (collectively, the “Releasees”) of and from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever (including attorneys’ fees, costs and disbursements actually incurred), in law or equity, whether known or unknown, suspected or unsuspected, of every kind and nature whatsoever, which may now exist or which may later arise, including without limitation under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; the Fair Labor Standards Act, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans With Disabilities Act; the Employee Retirement Income Security Act of 1974, as amended; the Immigration Reform and Control Act, as amended; the Workers Adjustment and Retraining Notification Act, as amended; the Occupational Safety and Health Act, as amended; Article 49B of the Maryland Code; the California Fair Employment and Housing Act, as amended; the California Family Rights Act, as amended; and all other federal, state and local laws, statutes, rules or regulations of any type or description, including contract law, tort law, civil rights laws, public policy or common law, which the Releasors ever had, now have or hereafter can, shall or may have against the Releasees or any of them for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, except as otherwise provided in this Agreement.

4.	Executive acknowledges that there may exist claims or facts in addition to or different from those which are now known or believed by the Parties to exist and Executive agrees that it is Executive’s intention to fully settle and release such claims, whether known or unknown, that may exist as of the date of this agreement. Executive therefore waives his rights under Section 1542 of the Civil Code of California, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive acknowledges he has read this Release, including the waiver of California Civil Code Section 1542. Executive further acknowledges he has been specifically advised to consult an attorney about the Release and specifically about the waiver of Section 1542, and that he understands the Release and the Section 1542 waiver, and so freely and knowingly enters into this Release. Executive understands he may later discover facts different from or in addition to those known or now believed to be true with respect to the matters released or described in this Release. Executive agrees that the release and agreements contained in this Release shall be and will remain effective in all respects notwithstanding any later discovery of any such different or additional facts. Executive hereby assumes any and all risk of any mistake in connection with the true facts involved in the matters, disputes, or controversies described in this Release or with regard to any facts which are now unknown to him.

5.	Notwithstanding anything to the contrary set forth in paragraph 3, the Releasors do not waive, release or discharge the Releasees from (i) any claims regarding any payments or benefits due to Executive in connection with his execution of this Release pursuant to paragraph 2, (ii) Executive’s rights to indemnification from the Company whether pursuant to a prior agreement, the Company’s bylaws, applicable law or otherwise, (iii) any claim which the Releasors may have as the beneficial owner of securities of the Company, or (iv) any claim which may arise in the future from events or actions occurring after the date that Executive executes this Release.

6.	Executive hereby represents that Executive has not filed or commenced any proceeding against any of the Releasees regarding the claims and matters discussed in paragraph 3, and hereby covenants and agrees not to file or commence any proceeding against any of the Releasees with respect to, or in any way connected with, Executive’s employment with the Company or the termination thereof, or otherwise regarding the claims and matters discussed in paragraph 3, in each case, arising on or prior to the date of execution of this Release. Executive also agrees that if Executive breaches these representations or covenants, then Executive authorizes the Releasees to, and each shall have the right to, cause any such proceeding to be dismissed on the grounds that Executive has completely released and waived such proceeding.

7.	Executive warrants that no promise or inducement has been offered for this Release other than as set forth herein and that this Release is executed without reliance upon any other promises or representations, oral or written. Any modification of this Release must be made in writing and be signed by Executive and the Company.

8.	If any provision of this Release or compliance by Executive or the Company with any provision of the Release constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, such provision, to the extent that it is in violation of law, unenforceable or void, will be deemed severable from the remaining provisions of this Release, which provisions will remain binding on both Executive and the Company. This Release is governed by, and construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Executive consents to venue and personal jurisdiction in the appropriate state of federal court serving Howard County, Maryland for disputes arising under this Release. This Release represents the entire understanding with the Parties with respect to subject matter herein, no oral representations have been made or relied upon by the Parties.

9.	Executive specifically agrees and acknowledges that: (i) he has read and understands the terms of this Release; (ii) he has hereby been advised by the Company to consult with an attorney prior to executing this Release; (iii) the Company has given him a period of up to twenty–one (21) days within which to consider this Release, which period shall be waived by Executive’s voluntary execution prior to the expiration of the twenty–one day period; and (iv) following his execution of this Release he has seven (7) days in which to revoke his release as set forth in this paragraph 9 only and that, if he chooses not to so revoke, the Release shall then become effective and enforceable and the payment listed above shall then be made to Executive in accordance with the terms of this Release. To cancel this Release, Executive understands that he must give a written revocation to the General Counsel of the Company at 9770 Patuxent Woods Drive, Columbia, Maryland 21046, either by hand delivery or certified mail within the seven–day period. If he rescinds the Release, it will not become effective or enforceable and he will not be entitled to any benefits from the Company.

10.	No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement, shall be deemed or constructed to be: (i) an admission of the truth or falsity of any claims heretofore made; or (ii) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

11.	Each of the Released Parties, other than the Company, are intended third party beneficiaries of this Release.

ACCEPTED AND AGREED TO:

SOURCEFIRE, INC.

By:	/s/ Todd P. Headley
Name: Todd P. Headley
Title: Chief Financial Officer and Treasurer

/s/ John C. Burris
John C. Burris

Exhibit B

Stock Options

Grant Number	Grant Date	Type	Options Granted	Price	Vested(1)	Unvested(1)
1135	02/24/2010	2007/NQ	30,000	$23.8000	19,372	10,628
1586	03/07/2011	2007/NQ	44,400	$26.1600	16,649	27,751

		TOTAL	74,400		36,021	38,379

Stock Awards

Grant Number	Grant Date	Type	Shares Awarded	Price	Vested(1)	Accelerated(2)	To be Withheld(3)	To be Released
921	03/12/2009	2007/RSU	37,500	$0.0010	28,125	9,375	4,191	5,184
922	03/12/2009	2007/RSU	12,500	$0.0010	9,375	3,125	1,397	1,728
1136	02/24/2010	2007/RSU	5,750	$0.0010	2,874	2,876	1,286	1,590
1158	02/24/2010	2007/RSU	17,250	$0.0010	8,626	8,624	3,855	4,769
1637	03/07/2011	2007/RSU	5,550	$0.0010	1,387	4,163	1,861	2,302
1660	03/07/2011	2007/RSU	16,650	$0.0010	4,163	12,487	5,582	6,905
1971	03/05/2012	2007/RSU	10,750	$0.0010	0	10,750	4,806	5,944
2002	03/05/2012	2007/RSU	32,250	$0.0010	0	32,250	14,416	17,834

		TOTAL	138,200		54,550	83,650	37,394	46,256

(1)	Prior to the Retirement Date.
(2)	As of Retirement Date.
(3)	Reflects shares to be surrendered to the Company to satisfy tax withholding obligations.

Exhibit C

SOURCEFIRE, INC.

ENDORSEMENT SPLIT DOLLAR LIFE INSURANCE AGREEMENT

John C. Burris

THIS ENDORSEMENT SPLIT DOLLAR LIFE INSURANCE AGREEMENT (“Agreement”) is made and entered into this 1st day of October, 2012, by and between Sourcefire, Inc., a Delaware Corporation (“Company”) and John C. Burris (“Executive”).

Pursuant to Section 6.1 and Exhibit C of the employment agreement between the Company and the Executive dated June 11, 2008, the Company acquired a variable universal life insurance policy (policy number 56411736) in July of 2008, with the Executive as the insured (the “Policy”). This Agreement memorializes the agreement between the Company and the Executive regarding the continuation of the Policy (and each party’s rights and obligations with respect to the Policy) in connection with and following Executive’s retirement.

Article 1

Definitions

Whenever used in this Agreement, the following terms shall have the meanings specified:

1.1	“Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive.

1.2	“Beneficiary Designation Form” means the form attached hereto as Annex A, pursuant to which the Executive designates one or more Beneficiaries.

1.3	“Board” means the Board of Directors of the Company as from time to time constituted.

1.4	“Executive’s Interest” means the benefit set forth in Section 2.2.

1.5	“Insured” means the Executive.

1.6	“Insurer” means the New York Life Insurance and Annuity Corporation, or any successor or assign.

1.7	“Net Death Proceeds” means the total death proceeds of the Policy minus the greater of (i) the cash surrender value (including any deferred premium load account) or (ii) the aggregate premiums paid by the Company.

1.8	“Policy” means the CorpExec Variable Universal Life insurance policy issued by the Insurer (policy number 56411736) on the Executive’s life.

Article 2

Policy Ownership and Interests

2.1	Company’s Interest. The Company shall own the Policy and shall have the right to exercise all incidents of ownership, except as limited herein. The Company shall be the beneficiary of the remaining death proceeds of the Policy after the Executive’s Interest is determined according to Section 2.2 below. If the Policy is surrendered or otherwise cancelled prior to the Executive’s death, the Company shall have all rights with respect to the Policy, including, without limitation, the right to any cash surrender value (including any deferred premium load account).

2.2	Executive’s Interest. Upon the Executive’s death, the Executive’s Beneficiary shall be entitled to the Net Death Proceeds of the Policy. The Executive, or the Executive’s assignee, shall have the right to designate the Beneficiary pursuant to the terms of this Agreement. The Executive and his Beneficiary shall have no other rights with respect to the Policy.

2.3	Company has no Obligation to Pay. Death proceeds payable under this Agreement shall be paid solely by the Insurer from the proceeds of the Policy. In no event shall the Company be obligated to pay a death benefit under this Agreement from its general funds. Should the Insurer refuse or be unable to pay death proceeds endorsed to Insured under the express terms of this Agreement, or should the Policy be cancelled for any reason, Executive’s Beneficiary shall not be entitled to a death benefit.

Article 3

Discontinuance of Policy

3.1	Discontinuance of Policy. The Company agrees to keep the Policy in force until the Executive attains age 65 or until such earlier date as the Company and the Executive (or the Executive’s designated agent or representative) may agree.

3.2	Offer to Purchase. If the Policy is discontinued, at least thirty (30) days prior to the date of discontinuance, the Company shall give the Executive at least thirty (30) days to purchase the Policy, subject to any applicable limitations on transfer of the Policy under applicable law or otherwise. The purchase price shall be the fair market value of the Policy.

Article 4

Premiums and Imputed Income

4.1	Premium Payment. The Company shall pay all premiums due on the Policy, which it may satisfy by using the cash value in the Policy.

4.2	Economic Benefit. The Company shall determine the economic benefit attributable to the Executive based on the life insurance premium factor for the Executive’s age multiplied by the aggregate death benefit payable to the Beneficiary. The “life insurance premium factor” is the minimum factor applicable under guidance published pursuant to Treasury Reg. § 1.61-22(d)(3)(ii) or any subsequent authority.

4.3	Imputed Income. The Company shall impute the economic benefit to the Executive on an annual basis by including it on the Executive’s form W-2.

Article 5

Beneficiaries

5.1	Beneficiary. The Executive shall have the right, at any time, to designate a Beneficiary or Beneficiaries to receive any benefits payable pursuant to the Agreement upon the Executive’s death. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other agreement of the Company in which the Executive participates.

5.2	Beneficiary Designation; Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Company or its designated agent. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Company’s rules and procedures, as in effect from time to time. Upon the acceptance by the Company of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Company shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Company prior to the Executive’s death.

5.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received by the Company or its designated agent.

5.4	No Beneficiary Designation. If the Executive dies without a valid designation of Beneficiary, or if all designated Beneficiaries predecease the Executive, then the Executive’s surviving spouse shall be the designated Beneficiary. If Executive has no surviving spouse, the benefits shall be made payable to the personal representative of the Executive’s estate.

5.5	Facility of Payment. If the Company determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Company may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may be appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of Executive and the Executive’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

Article 6

Assignment

The Executive may irrevocably assign, without consideration, all of the Executive’s Interest in this Agreement to any person, entity, or trust. In the event the Executive shall transfer all of the Executive’s Interest, then all of the Executive’s Interest in this Agreement shall be vested in the Executive’s transferee, who shall be substituted as a party hereunder, and the Executive shall have no further interest in this Agreement.

Article 7

Insurer

The Insurer shall be bound only by the terms of the Policy. The Insurer shall not be bound by or deemed to have notice of the provisions of this Agreement. The Insurer shall have the right to rely on the Company’s representations with regard to any definitions, interpretations or Policy interests as specified under this Agreement.

Article 8

Claims and Review Procedure

8.1	Claims Procedure. The Executive or Beneficiary (“Claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

8.1.1	Initiation – Written Claim. The Claimant initiates a claim by submitting to the Company a written claim for benefits. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

8.1.2	Timing of Company Response. The Company shall respond to such Claimant within ninety (90) days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional ninety (90) days by notifying the Claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

8.1.3	Notice of Decision. If the Company denies part or the entire claim, the Company shall notify the Claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(a) The specific reasons for the denial;

(b) A reference to the specific provisions of the Agreement on which the denial is based;

(c) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed; and

(d) An explanation of the Agreement’s review procedures and the time limits applicable to such procedures.

8.2	Review Procedure. If the Company denies part or the entire claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

8.2.1	Initiation – Written Request. To initiate the review, the Claimant, within sixty (60) days after receiving the Company’s notice of denial, must file with the Company a written request for review.

8.2.2	Additional Submissions – Information Access. The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits.

8.2.3	Considerations on Review. In considering the review, the Company shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

8.2.4	Timing of Company’s Response. The Company shall respond in writing to such Claimant within sixty (60) days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional sixty (60) days by notifying the Claimant in writing, prior to the end of the initial sixty (60) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

8.2.5	Notice of Decision. The Company shall notify the Claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(a) The specific reasons for the denial;

(b) A reference to the specific provisions of the Agreement on which the denial is based; and

(c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits.

Article 9

Amendments and Termination

This Agreement may be amended or terminated only by written agreement between the Company and the Executive or their designated agents or representatives.

Article 10

Administration

10.1	Plan Administrator. This Agreement shall be administered by the Company’s Compensation Committee (the “Plan Administrator”). The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with this Agreement.

10.2	Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to any agent, entity or person such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

10.3	Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement.

Article 11

Miscellaneous

11.1	Binding Effect. This Agreement shall bind the Executive and the Company, their beneficiaries, survivors, executors, administrators and transferees and any Beneficiary.

11.2	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof. Any and all disputes between the parties which may arise pursuant to this Agreement shall be heard and determined before an appropriate state or federal court serving Howard County, Maryland. The parties acknowledge that such courts have jurisdiction to interpret and enforce the provisions of this Agreement, and the parties consent to, and waive any and all objections that they may have as to, personal jurisdiction and/or venue in such courts.

11.3	Successors; Binding Agreement. In no event shall the Executive transfer or assign this Agreement, without the Company’s prior written consent. This Agreement shall inure to the benefit of and be binding upon the Executive’s and the Company’s personal or legal representatives, executors, administrators, successors, assigns, agents, affiliates, heirs, distributees, devisees and legatees. The Company shall require any successor to all or substantially all of the assets or business of the Company to agree to assume the Agreement.

11.4	Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:

Sourcefire, Inc.

9770 Patuxent Woods Drive

Columbia, Maryland 21046

Attention: General Counsel

If to Executive:

To the most recent address of Executive set forth in the personnel records of the Company.

11.5	Entire Agreement. This Agreement, along with the Executive’s Beneficiary Designation Form, constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated above.

John C. Burris	Sourcefire, Inc.

/s/ John C. Burris	By:	/s/ Todd P. Headley
	Title:	Chief Financial Officer

Annex A

[Beneficiary Designation Form]

Sourcefire, Inc.

Split Dollar Life Insurance Plan

Proposed Insured John Burris	Social Security Number

SPLIT DOLLAR ENDORSEMENT

In the event of the maturity of this policy by the death of the insured, anything to the contrary notwithstanding, there will first be paid from the policy proceeds to Sourcefire, Inc., it successors or assigns, an amount equal to the amount claimed by Sourcefire, Inc. not to exceed the amount payable under the policy. Sourcefire, Inc., will also designate the following named Insured’s Beneficiary Designation for any remaining policy proceeds that shall be paid.

Payment by New York Life Insurance and Annuity Corporation of a portion or all of such death proceeds to Sourcefire, Inc., its successors or assigns, in reliance upon the affidavit of any officer of said employer as to the amount of such death proceeds which are due said employer and designated party will be a full discharge of New York Life Insurance and Annuity Corporation for the amount thereof and will be binding on all parties having or claiming any interest under this policy.

The parties to this policy desire this document to constitute the Split Dollar Endorsement to this policy.

INSURED’S BENEFICIARY DESIGNATION

Section A – Please complete if individual beneficiary designations being named.

I revoke all previous beneficiary designations. Reserving the right to change the beneficiary, I direct that the death benefit be paid in one sum to:

1st Beneficiary:

Full Name:
Social Security Number:
Address:
Relationship(s) to insured:

Contingent Beneficiary (in the event the 1st beneficiary pre-deceases):
Full Name:
Social Security Number:
Address:
Relationship(s) to insured:

Section B – Please complete if Trust is to be named as beneficiary.

Trust as Beneficiary:
Trust name: The John C. Burris Living Trust Agreement
Trust dated: December 19, 2003
Name of Co-Trustee: Ann Burris
Name of Co-Trustee: William E. Mahoney, Jr.
Is this a revocable or irrevocable trust?: Revocable

SIGNATURES:

Employer’s Signature:	Date:	Insured/Employee’s Signature:	Date:

X	/ /	X	/ /

Owner’s Signature (if different from all of the above):	Date:	Applicant’s Signature (if other than Proposed Insured):	Date:

X	/ /	X	/ /